CONSENT OF CHARTERED CAPITAL ADVISERS, INC.

     We hereby consent to the inclusion of and reference to our opinion dated August 18, 1999 to the Board of Directors of IDM Environmental Corp.. ("IDM") in the Registration Statement on Form S-4 (the "Registration Statement") of Fusion Networks Holdings, Inc. ("Fusion Networks Holdings"), covering common stock of Fusion Networks Holdings to be issued in connection with the proposed business combination involving IDM and Fusion Networks, Inc. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                     /s/ Chartered Capital Advisers, Inc.
                                     _________________________________
                                     Chartered Capital Advisers, Inc.

New York, New York
September 21, 1999